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                                                                   Exhibit 10.2



                                  LICENSE AGREEMENT


    This Agreement is made in Amman this 1st day of January, 1995, BY AND
BETWEEN

1. Aramex International Limited, a Limited Liability Company duly organized and existing under the laws of Hong Kong and having its registered office at Room 1021 Sun Hung Kai Centre, 30 Harbour Road, Hong Kong, acting through its Amman Regional Office at P.O.Box 960913 Amman, Jordan (hereinafter referred to as "Licensor") of the one part, and

2.  "Licensee"


                                       WHEREAS

A. Licensor is in the business of effecting and coordinating courier services from country to country around the world and within certain countries under the name of "Aramex" and has acquired a high level of skill and technical expertise in the operation of courier service activities and the provision of expedited door-to-door pickup and delivery services of time-sensitive small packages, documents and cargo;

B. Licensor is the owner of certain trademarks, service marks and trade names and has developed and perfected a system (hereinafter referred to as the "Aramex System") for providing to the public expedited door-to-door pickup and delivery services of time-sensitive small packages, documents and cargo from country to country around the world and within certain countries under the trade name of "Aramex";

C. Licensor is desirous of expanding the Aramex System, and maintaining high standards of quality and service in connection with the same.

D. Licensee desires upon the terms and conditions set forth, to be licensed to provide in Licensee's Territory courier services of the same distinctive nature and high quality and of the same distinguishing characteristics as those established by Licensor, under and using the same trademarks, service marks, color pattern and scheme, signs, designs and other distinguishing characteristics of the Aramex System, as established by Licensor, all in accordance with the standards of service approved by Licensor.

E. Licensor is ready and willing to grant a license to Licensee for the operation of such Aramex System business in Licensee's Territory upon the terms and conditions set forth hereinbelow and upon the compensation to Licensor as set forth below.

    NOW THEREFORE IT IS AGREED BETWEEN THE PARTIES AS FOLLOWS:


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ARTICLE 1.  PREAMBLE

    The preamble to this Agreement shall constitute part and parcel hereof.

ARTICLE 2.  DEFINITIONS

    COURIER SERVICES means the provision of expedited door-to-door pickup and delivery services of time-sensitive small packages and documents (cargo excluded).

    COURIER SHIPMENTS means shipments of time-sensitive small packages, documents and cargo requiring expedited door-to-door pickup and delivery.

    LICENSEE'S TERRITORY means the Territory set out in Schedule 5.

    ARAMEX TERRITORY means Jurisdictions other than Licensee's Territory.

    LICENSOR'S INTERLINE AGENTS refers collectively to any person, company or entity other than Licensee rendering transportation and/or courier services to Licensor.

ARTICLE 3.  LICENSING

    3.1 Licensor hereby grants to Licensee, subject to the terms and conditions of this License Agreement, a non-assignable, non-exclusive personal license to use the registered mark "Aramex" in the operation of its Courier Services in Licensee's Territory. It clearly understood by the Parties that the License granted hereby shall not extend to the cargo services of the Licensor and any reference in this Agreement indicating permission to conduct cargo services shall be null and void.

    3.2 In respect of its Courier Services in Licensee's Territory, Licensee shall trade under the name of "Aramex" or "Aramex International Courier", the use of which trade names and any trademarks and/or service marks, color pattern and scheme, signs, designs and other distinguishing characteristics of the Aramex System as set out in Schedule I to this Agreement (called "the Licensed Property") is licensed by Licensor to Licensee for use by it pursuant to the specific terms of this License Agreement.

    3.3 Licensee acknowledges that each item of the Licensed Property is the sole and exclusive property of Licensor, that Licensor has and shall have the sole right to use each item of the Licensed Property, that Licensor has the sole and exclusive right to franchise and license the Licensed Property and that valuable goodwill is attached to the Licensed Property.

    3.4 Licensee shall use the Licensed Property only with respect to its Courier Services in Licensee's Territory and only in the manner and to the extent specifically permitted by Licensor. Licensee will acquire no rights to the use of the Licensed Property other than those expressly and specifically granted to Licensee hereunder.

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    3.5  Licensee expressly acknowledges that Licensor is the sole and exclusive owner of the Licensed property, and agrees not to represent in any manner that Licensee has acquired any ownership rights therein by virtue of this Agreement or its use of the Licensed Property pursuant thereto. Licensee further acknowledges and agrees that any and all goodwill associated with the Licensed Property shall inure directly and exclusively to the benefit of Licensor and that, upon the expiration or termination of this Agreement, no monetary amount shall be assigned or attributed to any goodwill associated with Licensee's use of the Licensed Property and Licensee's efforts to advance the image and prestige,of Licensor, the Licensed Property and the Aramex System.

    3.6 Licensee agrees that Licensee will not directly or indirectly register or attempt to register Licensor's Licensed Property or any other item licensed in any manner to Licensee by Licensor under the terms of this Agreement. However, should the Licensed Property be registered in contravention of the terms of this Agreement in the name of Licensee for any reason whatsoever, with or without the approval of Licensor, then Licensee hereby declares that:

         (a) The Licensed Property is registered in the name of Licensee for the benefit of Licensor;

         (b)  Licensor is the actual beneficial owner of the Licensed Property;

         (c) Licensee will use the Licensed Property only with respect to the Courier Services and in the manner set out in this Agreement; and

         (d) Licensee will transfer the ownership/registration of the Licensed Property upon the request of Licensor or upon the termination or expiration of this Agreement to Licensor or to whomever Licensor designates and will execute any and all documents necessary for effecting same.

    3.7  Licensee expressly agrees that the license to use the Licensed
Property granted herein does not extend beyond the termination or expiration of this Agreement. Licensee expressly covenants that during the term of this Agreement and thereafter, Licensee shall not, directly or indirectly, commit any act of infringement or contest or aid others in contesting the validity or Licensor's sole ownership of the Licensed Property, or take any other action in derogation thereof.

    3.8 Upon the expiration or termination of this Agreement, Licensee shall immediately execute such documents and take such action as Licensor may deem necessary or desirable to evidence the fact that Licensee has ceased to use the Licensed Property and that it has no further interest or rights in the Licensed Property whatsoever.

PROVIDED that, notwithstanding the foregoing, upon the expiration or termination of this Agreement, Licensee shall have no further interest in or rights to the Licensed Property whether or not any such document or documents are executed or any such action is taken.

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    3.9  Upon the expiration or termination of this Agreement, Licensee shall immediately cease and desist from any and all uses of the Licensed Property. Upon the expiration or termination of this Agreement, any and all materials in the possession of Licensee displaying or in any way using any of the Licensed Property shall be immediately destroyed by Licensee unless otherwise requested by Licensor.

    3.10 For the benefit of securing the objects of this section, Licensee hereby agrees with Licensor that it will enter into all agreements and sign any document and do those acts and things which may be required and requested by Licensor.

    3.11 The interest of Licensee in the license hereby granted is personal and shall not be assigned, transferred, assumed or divided in any manner by Licensee except with the prior written consent of Licensor.

    3.12 Licensee agrees that it will not do or suffer to be done any act or thing which may impair the rights of Licensor to the Licensed Property.

    3.13 Licensee shall promptly notify Licensor of any claim, demand or cause of action that Licensor may have, based upon or arising from any unauthorized attempt by any person or legal entity to use the Licensed Property or any colorable imitation or variation thereof in Licensee's Territory. Licensee shall assist Licensor upon request and at Licensee's expense, in taking such action, if any, as Licensor may deem appropriate to halt such an infringement, but shall take no action without Licensor's prior written approval. Licensee agrees to cooperate with and assist, at its own expense, Licensor in connection with the protection of its rights with respect to the Licensed Property and to execute any and all documents and to do such acts and things including, without limitation, the defense or prosecution of any litigation relating to the Licensed Property as may be necessary to protect Licensor's rights and interests in the Licensed Property.

ARTICLE 4.  LICENSOR'S STANDARDS OF OPERATION

    4.1 Licensee acknowledges that the Aramex System is important to Licensee, to Licensor, and to other Aramex System Licensees. Licensee agrees at all times to conform to such standards, methods and procedures as may be promulgated by Licensor and agrees to instruct and keep Licensee's employees fully informed of all such methods and procedures, as shall from time to time be promulgated by Licensor.

    4.2 Licensee shall conform to such standards and operate his Courier Services business in such a manner so as to sustain the goodwill and prestige which the mark and name "Aramex" enjoys with the public.

    4.3 Licensee expressly agrees that as a condition precedent to maintaining the right to use the trademark of Licensor and to maintain this license, it shall perform all services described herein by Licensor for Licensee's clients in a prompt, timely and professional manner, and shall maintain satisfactory relationships with all clients and shall not take any action which would or might adversely affect the license granted.

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    4.4  Licensee agrees to maintain an active Courier Services business operation pursuant to the terms of this Agreement and to conduct Licensee's Courier Services business in conformity with all accepted standards of ethical business conduct. Licensee further agrees to comply with all rules, regulations, ordinances, laws and statutes in force in-Licensee's Territory.

    4.5 If Licensee shall in any way fail to maintain the standards of quality or service established by Licensor, Licensor shall have the right, but not the obligation, to assign to such Licensee's business such person or persons it deems necessary for the training of Licensee's employees in ensuring that such standards of quality are maintained. Licensee shall bear the cost of such training including reasonable expenses incurred for transportation, meals and lodging.

    4.6 Licensee agrees to operate the business licensed hereunder and the Aramex System in conformity with such uniform methods, standards, and specifications its Licensor may from time to time prescribe for all Aramex System Licensees in its manuals or otherwise in writing, to ensure that Licensor's required degree of quality, service and image is uniformly maintained. Licensee further agrees to refrain from operating in any manner which adversely reflects on Licensor's name and goodwill, or the Licensed Property.

    4.7 Licensee acknowledges that Licensor has established an image for providing efficient, courteous and reasonably priced services in accordance with ethical business standards, which is an integral part of the Aramex System. Licensee shall not sell any materials or services deemed by Licensor as not in compliance with such image, nor knowingly allow the premises to be used for any purpose contrary to such image, if Licensor has reasonable objection thereto. This provision is intended to protect such image and not to hinder other lawful activities by Licensee which Licensor does not deem to be harmful thereto.

    4.8 Licensee agrees to purchase and install, at Licensee's expense, all such supplies and signs as may be required by, and meet the specifications of, the Aramex System, as may be required in this Agreement or in the manuals or otherwise in writing.

    4.9 Licensor may from time to time conduct periodic training seminars for such periods and at such locations as may be designated by Licensor in its operating manual or otherwise in writing. Such training shall be provided as Licensor may deem necessary or appropriate from time to time in its discretion. Licensee's key personnel must attend Such training seminars. Tuition and registration fees shall be borne by Licensor. The cost of transportation to such seminars, the cost of lodging, food, and other expenses of Licensee shall be borne by Licensee.


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ARTICLE 5.  COVENANTS OF LICENSEE

    5.1  Licensee covenants and agrees as follows:

         (a) To conduct its Courier Services in accordance with the terms and provisions of this License Agreement and according to standards and methods established from time to time by Licensor.

         (b) Throughout the term of this License Agreement, to acquire, secure and maintain all registrations, licenses, permits and approvals that are necessary or advisable for the operation of its Courier Services in Licensee's Territory and for the implementation of this License Agreement.

         (c) To be responsible for the efficient and proper management of its Courier Services operations. Without impairing the generality of the foregoing, Licensee shall be responsible for providing to its Courier Services in Licensee's Territory all necessary management services in the form of financial planning, recruiting, purchasing, advertising and other incidental and technical services and shall be responsible for providing all necessary technical know-how, expertise, administration, supervision and control for the proper conduct of its Courier Services in accordance with standards and methods established from time to time by Licensor.

         (d) To comply with all laws, ordinances, rules and regulations pertaining to its Courier Services.

         (e) To provide efficient, courteous and high quality Courier Services to the public in accordance with standards and methods established from time to time by Licensor.

         (f)  To create goodwill among the public for the Aramex System.

         (g) To feature in its Courier Services in Licensee's Territory, in its principal place of business and all other branches and subsidiaries connected with its Courier Services and in all advertising and stationery matter the trademark and trade name "Aramex" or "Aramex International Courier".

         (h) To protect, indemnify and hold harmless Licensor, its other licensees and Licensor's Interlining Agents from and against all costs, damages, expenses, claims or other liability imposed by law or otherwise as a result of or arising out of the Courier Services operated by Licensee including but not limited to all costs, including attorney's fees, incurred as a result of suits against Licensor, its other licensees and/or Licensor's Interlining Agents arising therefrom irrespective of whether any such suits shall be against Licensor, its other licensees and/or Licensor's Interlining Agents solely or as co-defendants with Licensee and/or other parties and irrespective of whether any such suits allege negligence on the part of Licensor, its other licensees and/or Licensor's Interlining Agents and regardless of the jurisdiction

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    in which any such suits shall be brought.  In all cases, and without prejudice to the above, Licensee must ensure that his liability and that of Licensor, its other licensees and Licensor's Interlining Agents is limited to a maximum amount of, U.S. Dollars 100 (One Hundred United States Dollars) per shipment.

         (i) To use every reasonable means to encourage the use of the Aramex System and the Courier Services provided thereby.

         (j) To file with Licensor not later than thirty (30) days following the close of each calendar quarter of each year during the life of this License Agreement a statement of operations showing the results of its Courier Services operations during the quarter preceding such filing date and other reports as Licensor may from time to time require.

         (k) That this License Agreement and Licensee's rights and obligations hereunder are personal to Licensee and non-transferable and nonassignable without the written consent of Licensor.

         (l) That during the term of this Agreement and any extensions thereof, Licensee shall use its best efforts to recommend, promote, and encourage the use of the Aramex System by Licensee's customers, clients, and invitees. It being understood and agreed between the parties hereto that Licensee shall undertake an extensive advertising campaign in Licensee's Territory with a minimum yearly budget as set out in Schedule 5 to be subsidized by Licensor up to the maximum set out in Schedule 5.

         Licensor grants to Licensee the right to use Licensor's Licensed Property in advertisements, provided however, that such usage shall only be in the manner and to the content specifically approved by Licensor. All stationery, envelopes, business cards, advertising, publicity, signs or other matter employed by Licensee using the words Aramex or Aramex International Courier shall be first submitted to and approved by Licensor prior to such use or publication.

         (m) That the licensed business shall at all times be under the direct supervision of Licensee or a principal thereof, and Licensee agrees to devote substantial time and energy to the operation of the licensed business and agrees to assume full responsibility for its day to day functioning and operations.

         (n) That during the term of this Agreement and any extensions thereof, Licensee will not own and/or operate directly or indirectly, a business which is the same or similar to the business licensed hereunder, except another such business under a license agreement with Licensor.

         (o) That during the term of this Agreement and any extensions thereof, Licensee shall not, either directly or indirectly, for himself, or through, or on behalf of, or in conjunction with any other person or legal entity:

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              (1)  Direct or attempt to direct, any business of, or any
              customer of, the Aramex System to any competitor by direct or indirect inducement or otherwise.

              (2) Use the word "Aramex" in connection with any business which is the same as or similar to that licensed herein.

         (p) That Licensee will not sell, assign, copy, assist, or make available to anyone any information that will enable such party to duplicate Licensor's Aramex System. Licensee specifically acknowledges that the systems, manuals, operations, information and procedures of Licensor, to be provided under this License Agreement to Licensee constitute trade secrets of significant value which are unique and are the sole and exclusive property of Licensor. Licensee specifically agrees, as an integral portion of compliance with this Agreement, that Licensee will in no way be entitled to utilize such trade secrets beyond the manner approved and designated by Licensor either herein or otherwise approved by Licensor in writing.

         (q) That Licensee shall not, during the term of this Agreement and any extensions thereof, nor thereafter, regardless of the cause of termination and of the return of any documents as required by this Agreement, directly or indirectly communicate, divulge to, or use for the benefit of any other person or legal entity, any trade secrets or any information, knowledge or know-how deemed confidential under this Agreement which concerns operation of the Aramex System which may be communicated to Licensee, or of which Licensee may be apprised, by virtue of Licensee's operation under this Agreement.

         (r) To allow and permit Licensor, its officers, directors, employees and agents to inspect Licensee's premises and to obtain on their behalf and at Licensee own cost and expense all necessary licenses, visas and work permits required to enable same to make such inspection visits into Licensee's Territory.

         (s) To comply with Licensor's technical requirements from time to time in force including the purchase of the hardware and software systems used by Licensor such as the Airborne Focus System used by Licensor and Licensor's system for tracking operations and accounting. Licensee further undertakes to purchase directly from Licensor the required software for the price set out in Schedule 5. If Licensee requires assistance in the operation of such systems, same will be provided by Licensor at Licensee's expense.

         (t) The parties agree that each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Article 5 is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which Licensor is a party, Licensee expressly agrees to be bound by any lesser covenant imposing the maximum duty permitted by law that is covered within the terms of such covenant, as if the resulting covenant were separately stated in and made a part of this

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    Article 5. Licensee further expressly agrees that the existence of any claim it may have against Licensor whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Licensor of the covenants contained herein.

    5.2  In order to implement this Agreement, Licensee shall:

         (a) Establish a separate division (the "Division") specialized in conducting Courier Services within the Aramex System.

         (b) Submit the management of the Division to Licensor within one (1) month of the date of this Agreement first written above. In this regard, Licensee shall enter into the Management Agreement (the "Management Agreement") set out in Schedule 6 attached hereto and made part and parcel hereof - it being clearly understood by both properties that this License is being granted to Licensee on the express condition that the said Management Agreement is signed and the management of the Division is surrendered to the Licensee.

    5.3 It being understood and agreed by Licensee that all of the above mentioned acts and things and all other acts inherent therein or incidental thereto shall be performed and/or provided by Licensee at its own cost and expense, unless otherwise specified.

ARTICLE 6.  DELIVERY SERVICES

    6.1 As part of the consideration for the issuance and execution of this License Agreement by Licensor, Licensee shall tender all Courier Shipments picked up by Licensee in Licensee's Territory and destined to Aramex Territory exclusively to Licensor at agreed upon gateway cities.

    6.2 Licensor shall from time to time notify Licensee of the destinations in Aramex Territory to which Licensor can effect deliveries Of Courier Shipments.

    6.3 Licensor agrees to transport said Courier Shipments on an expedited basis and to deliver same to consignees in accordance with its highest level of schedule and time parameters.

    6.4 Licensee shall adhere to all the Aramex Conditions of Carriage on the back of the Aramex Airway Bills.

    6.5 It is understood and agreed between the parties hereto that all Courier Shipments picked up by Licensor in Aramex Territory and destined to Licensee's Territory can be tendered by Licensor for delivery to any other third party and nothing in this License Agreement shall give, nor be deemed to give, Licensee any right or interest whatsoever in any such Courier Shipments. Licensee must, however, accept such Courier Shipments for delivery to Licensee's Territory if and when same are tendered by Licensor. In this event, Licensee agrees to transport said Courier Shipments from agreed upon gateways on an

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expedited basis and to deliver same to consignees in accordance with Licensor's highest level of schedule and time parameters.

    6.6 It is further understood and agreed between the parties hereto that Licensor shall have the right to use Interlining Agents in effecting deliveries of Courier Shipments as aforesaid.

    6.7 It being further understood and agreed between the parties hereto that this License Agreement and the license granted hereunder do not extend to Courier Shipments originating in Licensee's Territory and picked up by third parties and tendered to Aramex for delivery. Nothing in this Agreement shall give, nor be deemed to give Licensee any right or interest in any such Courier Shipments.

    6.8 Licensor agrees to charge Licensee for the delivery service to be provided hereunder in accordance with the charges set forth in Schedule 2 to this License Agreement which Schedule 2 shall constitute part and parcel hereof.

    6.9 Licensee agrees to charge Licensor for the delivery service that may be required of Licensee in Licensee's Territory in accordance with the charges set forth in Schedule 3 to this Agreement, which Schedule 3 shall constitute part and parcel hereof.

    6.10 The charges set forth in Schedule 2 and Schedule 3 will remain fixed for a minimum period of 12 months from the date of this License Agreement. Thereafter, either party may, from time to time as provided hereinbelow, raise its charges to the other by an amount not exceeding 10% (ten percent) of the charge in question by giving thirty (30) days written notice of the proposed increase. After any increase, such rates shall remain fixed for a minimum period of twelve months from the effective date of each increase.

    6.11 Each party's charges as aforesaid shall be invoiced to the other party together with all supporting documentation every fifteen (15) days and the receiving patty shall pay such invoiced amounts within ten (10) days of the date of the invoice at such place as may be agreed from time to time by the parties.

ARTICLE 7.  CUSTOMS CLEARANCE/LIABILITY

    7.1 Each party shall be responsible for providing customs clearance for shipments tendered for that party for delivery 'in its respective territory.

    7.2 Each Courier Shipment to be transported hereunder shall travel under an airbill having the same terms and conditions as the International Airbill used from time to time by Licensor.

    7.3 Each party shall be responsible for the handling, resolution and payment of all claims and costs arising from loss, delay, damage or misdelivery of Courier Shipments whilst in its possession or in that of its Interlining Agents or under their control or responsibility and shall hold the other party and its Interlining Agents harmless and shall indemnify and

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defend them against all claims, costs and actions for loss, delay, damage or misdelivery of the Courier Shipment whilst in its possession or in that of its interlining agents or under their control.

ARTICLE 8.  FEES, ROYALTIES AND PAYMENTS

    8.1 As further consideration for the issuance of this license and of the rights granted to Licensee, Licensee shall pay to Licensor an initial fee and royalties as follows:

         (a) Licensee shall pay Licensor the initial fee set out in Schedule 5 immediately upon the execution of this Agreement. The initial fee is not refundable in whole or in part; and

         (b) Licensee shall pay to Licensor monthly royalty at the rate set out in Schedule 5 per month. The royalty shall be paid within fifteen (15) days after the end of each calendar month; and

         (c) Licensee shall pay to Licensor yearly royalty at the rate set out in Schedule 5. The royalty shall be paid within thirty (30) days after the end of each calendar year.

    8.2 All payments to be made pursuant to this Agreement shall be made in United States Dollars either by check or by bank transfer to Licensor's Account, and shall be free and clear of,all taxes, charges and duties of whatever nature.

ARTICLE 9.  BOOKS OF ACCOUNT

    Licensee shall keep proper and accurate books of account for its Courier Services which shall be maintained in accordance with accounting principles and procedures adopted and in use by Licensor for its worldwide operations. If for any reason it is in the judgment of the parties that deviations from such principles and procedures are required to meet local legal requirements or to accord with local practices, such deviations shall be segregated in separate accounts so that the differences from such principles and procedures are readily ascertainable. The books of account shall be audited annually by an international firm of accountants licensed to practice in Licensee's Territory and approved by Licensor. Licensor shall be entitled to inspect Licensee's books of account during office hours.

ARTICLE 10.  LICENSEE'S MINIMUM VOLUME OF BUSINESS

    10.1 Licensee recognizes that Licensee is required to do a minimum volume of business as a condition of retaining this License and as more clearly set out in Schedule 5.

    10.2 If Licensee fails to tender to Licensor Courier Shipments in accordance with the amounts specified in Schedule 5, Licensor at its option, may terminate this Agreement upon thirty (30) days written notice to Licensee, or alternatively, and without prejudice to the

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terms and conditions contained in this Agreement, Licensor may seek and grant another license to a third party licensee in Licensee's Territory.

    10.3 In the event that Licensor's above mentioned option is not exercised, neither Licensor nor Licensee are in any way released from the terms and conditions of this Agreement. Further, the failure of Licensor to exercise such option at any one time is not to be deemed a waiver of Licensor's right to exercise such option in the event that Licensee subsequently fails at any other time to meet the imposed minimum volume of business set out in Schedule 5.

ARTICLE 11.  ASSIGNMENT

    11.1 Licensee shall not assign or otherwise transfer its interests in this Agreement and/or its obligations hereunder or any part thereof without obtaining the prior written consent of Licensor.

    11.2 Licensor may without prior consent sell, assign or otherwise transfer its interest in this Agreement and/or its obligations hereunder or any part thereof to any other entity or person.

ARTICLE 12.  TERM OF AGREEMENT/TERMINATION

    12.1 This Agreement shall, subject to the terms of this Article 12, commence on the date first written above and shall continue for a period of two years.

    12.2 Either party may terminate this Agreement without cause by giving the other party thirty (30) day advance written notice, provided however, that all financial obligations are fully and completely settled before such termination.

    12.3 This Agreement shall terminate forthwith and without notice upon the occurrence of any of the following events:

         (a) The dissolution or liquidation of Licensor or Licensee, their bankruptcy, the marshaling or assignment of their assets for the benefit of creditors, or other analogous events.

         (b) The enactment or proclamation of any legislation, statute, law, decree, order or other edict in Licensee's Territory which in the opinion of either party affected makes it unlawful or impossible to continue the operation of this Agreement.

         (c)  Failure of Licensee to sign the Management Agreement set out in
    Schedule 6 and to submit the management of the Division within the required period.

         (d)  Violation or default by Licensee of the Management Agreement.

         (e)  Termination, expiration of the Management Agreement.

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    12.4 Licensor may terminate this Agreement at any time if in Licensor's reasonable opinion, there has been a change in management or ownership of Licensee that would diminish Licensee's ability to perform the duties embodied in this Agreement. Such termination will be effective immediately upon the giving of notice to Licensee.

    12.5 Licensor may terminate this Agreement at any time if Licensee shall acquire any interest, whether by way of holding shares directly in its own name or otherwise, in any company or entity competing with Licensor or if Licensee shall represent whether directly or indirectly any other company or entity whose business or any part thereof competes with or constitutes a conflict of interest in any way whatsoever with that of Licensor or if Licensee shall in any way breach or violate its undertakings contained in Article 3 above. Such termination will be effective immediately upon the giving of notice to Licensee.

    12.6 Without prejudice to all of the above, Licensor may terminate this Agreement at any time and cash in the full value of the Performance Guarantee provided for in Article 13 if Licensee commits or allows to be committed a breach of any of its obligations under this Agreement.

    Any such termination shall be effective immediately upon giving of a simple notice in writing to Licensee.

    12.7 Upon the expiration or the termination of this Agreement its provided herein, this Agreement shall not be renewed except by the written agreement of both parties, it being expressly understood and agreed that neither party has entered into this Agreement with the expectation of or in reliance upon its renewal or extension.

    12.8 Upon the expiration or termination of this Agreement -or any extension hereof, Licensor shall not be liable to Licensee for any indemnities, compensations, damages, expenses or loss of profits or prospective profits whatsoever and of any kind whether based on clientele created, relations established or expenses incurred or sustained or arising out of or as a consequence of such expiration or termination. Any and all claims or rights to all such indemnities, compensations, damages, expenses or loss of profits or prospective profits, if any, are hereby irrevocably and unconditionally relinquished and waived by Licensee.

    12.9 In the event of termination or expiration, Licensee shall forthwith cease all activities in connection with or relating to this Agreement as of the date of such termination or expiration unless otherwise requested by Licensor. Both parties shall endeavor in good faith to resolve any outstanding differences without prejudice to either party's rights under this Agreement and to wind up in an orderly fashion their affairs between themselves.

ARTICLE 13.  USE OF INFORMATION

    Licensee shall use promotional literature, data and information furnished from time to time by Licensor only in furtherance of the objectives of this Agreement. Licensee shall not use any information acquired from Licensor in any manner that conflicts or competes with Licensor's interests.

ARTICLE 14.  LICENSEE'S DUTY OF NON-DISCLOSURE

    Licensee will not at any time, whether during or after the currency of this Agreement, disclose to any third party (other than as may be required by law) any information concerning the business or affairs of Licensor.

ARTICLE 15. ENTIRE AGREEMENT AND AMENDMENTS

    This Agreement and all appendices and schedules attached hereto and referred to herein constitute the entire agreement and understanding between the parties hereto and supersede all previous agreements, understandings and arrangements between the parties. This Agreement shall not and cannot be varied, amended or supplemented except by a written instrument executed by duly authorized representatives of both parties.

ARTICLE 16.  FORCE MAJEURE

    16.1 The term "force majeure" means all causes beyond the reasonable control of Licensor or Licensee but not limited to any event attributable to such causes such as acts of God, embargoes, governmental direction, war or acts of war, sabotage, restraints by rules or intervention of civil or military authorities or other agencies of government, social unrest, revolution, strikes, lockouts, slow-downs and other similar causes affecting the activities of either party to the extent that would make it impossible or impracticable for either of the parties to carry out in whole or in part its obligations under this Agreement.

    16.2 In any case, however, events caused by the acts or omissions of either party shall not be deemed to be force majeure. No party hereto shall be deemed to be in default while performance of its obligations is prevented by force majeure and any time limits specified in this Agreement for the performance of its obligations hereunder shall accordingly be extended by a period of time equal to that during which the force majeure shall prevent such-party from carrying out its obligations under this Agreement.

    16.3 Upon the occurrence of any event of force majeure, the party suffering therefrom shall promptly give the other party written notice specifying the event or events of force majeure preventing it from carrying its obligations under this Agreement. In the event that such force majeure shall last continuously for at least one month, then the parties shall confer and agree on arrangements for the further implementation of this Agreement.

    16.4 In the event that further implementation is impracticable or impossible, then the parties shall arrange for termination of this Agreement but without prejudice to their respective rights and obligations prior to such termination, it being understood that each party hereto shall fulfill its respective contractual obligations so far as they have fallen due before the operation of force majeure.

    ARTICLE 17.  CONFIDENTIALITY

    All information and documents of whatever nature supplied by Licensor to Licensee.pursuant to this Agreement shall be treated as confidential by Licensee and shall not be disclosed by it to any third party without the prior express written consent of Licensor. The obligation of Licensee hereunder shall survive the termination of this Agreement. All information and documents of whatever nature supplied by Licensee to Licensor pursuant to this Agreement shall be treated as confidential by Licensor and shall not be disclosed by Licensor to any third party without the prior express written consent of Licensee. The obligation of Licensor hereunder shall survive the termination of this Agreement.

ARTICLE 18.  LANGUAGE AND INTERPRETATION

    18.1 Each document, notice or other communication referred to or given in connection herewith shall be in the English language which language shall govern the Agreement.

    18.2 The descriptive headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of the Agreement.

    18.3 Periods of time referred to in this Agreement shall be based upon the Gregorian calendar year.

    18.4 Unless the context otherwise requires in this Agreement, words importing the singular shall include the plural and vice versa, the masculine shall include the feminine and neuter genders and vice versa, and words importing persons shall include corporations.

ARTICLE 19.  NOTICES

    19.1 Any notice given by either party to the other party in connection with this Agreement may be given by registered airmail, telex, facsimile, hand delivery or hand receipt, or any other customary method of communication addressed as set out in Schedule 5 or to such other address as the party to receive such notice shall designate to the other in writing.

    The effective date of any notice given in connection with this Agreement shall be the date on which it is first received by the addressee unless:

         (a) given by hand delivery, in which event such notice shall be deemed to have been received on the date it is actually delivered, or

         (b) given by telex or by facsimile in which event such notice shall be deemed to have been received within twenty-four (24) hours of the date of despatch.

    19.2 The parties hereto hereby dispense with the necessity of exchanging or service of Notarial Notices.

ARTICLE 20.  BINDING POWER

    The covenants, obligations, undertakings, rights and obligations of this Agreement shall be binding upon and shall inure to the benefit of the respective parties and their respective heirs, successors, legal representatives and permitted assigns.

ARTICLE 21.  GOVERNING LAW

    The validity, construction, interpretation and enforceability of this Agreement shall be governed in all aspects by English Law.

ARTICLE 22.  SETTLEMENT OF DISPUTES

    Without prejudice to Licensor's right to institute legal proceedings against Licensee in any other jurisdiction, all disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The venue of arbitration shall be Cyprus.

ARTICLE 23.  RELATIONSHIP--AUTHORITY AND LIMITATIONS

    It is hereby understood and agreed between the parties hereto that Licensee is an independent contractor, that it has no authority whatsoever to obligate Licensor and that Licensee shall not represent to others that it has any such authority. Nothing in this Agreement shall authorize or be deemed to authorize Licensee to, and Licensee agrees that it will not, enter into, make or create any contract or agreement whatsoever on behalf of Licensor or create any liability on the part of Licensor. Licensee shall not either expressly or impliedly hold itself out or permit itself to be held out as having any authority to create such liability either under the provisions of this Agreement or otherwise howsoever.

ARTICLE 24.  FAILURE TO ENFORCE

    Any failure by Licensor at any time or from time to time to enforce or require the strict performance of any term or provision of this Agreement shall not constitute a waiver of such term or condition at any time and shall not prevent Licensor from insisting on the strict performance of such term or provision at any later time.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in two counterpart originals as of the date first above written

                                  FOR AND ON BEHALF OF LICENSOR



                                  Name:
                                  Title:

                                  FOR AND ON BEHALF OF LICENSEE



                                  Name:
                                  Title:

                                      SCHEDULE I


                                     ARAMEX LOGOS

                                      SCHEDULE 2


                       LICENSOR'S CHARGES FOR DELIVERY SERVICE

                        BEY RATES TO SOUTH AND CENTRAL AMERICA
                                   EX-NEW YORK HUB
Effective Date:  October 1, 1994
              DESTINATION                   RATES
                                            BEYOND SURCHARGE    APX
    LATIN AMERICA       3RD       ADD       1ST       ADD       Sur-
                        1/2 KG    1/2 KG    1/2 KG    1/2 KG    Charge

 1  ARGENTINA (ADX)
 2  ARGENTINA (APX)
 3  BELIZE
 4  BOLIVIA
 5  BRAZIL
 6  CHILE
 7  COLOMBIA
 8  COSTA RICA
 9  ECUADOR
10  EL SALVADOR
11  FRENCH GUIANA
12  GUATEMALA
13  GUYANA
14  HONDURAS
15  MEXICO
16  NICARAGUA
17  PANAMA
18  PARAGUAY
19  PERU
20  SURINAM
21  URUGUAY

22  VENEZUELA
              CARIBBEAN
              ZONE 1
23  ARUBA
24  BAHAMAS
25  BARBADOS
26  BERMUDA
27  BONAIRE
28  CURACAO
29  DOMINICAN REPUBLIC
30  GRAND CAYMAN
31  HAITI
32  JAMAICA
33  PUERTO RICO
34  ST. MAARTEN
35  TORTOLA
36  TRINIDAD & TOBAGO
37  TURKS & CAICOS ISLAND
38  US VIRGIN ISLANDS
              ZONE 2
39  ANGUILLA
40  ANTIGUA
41  BARBUDA
42  DOMINICA
43  GRENADA
44  GRENADINES
45  GUADELOUPE
46  MARTINIQUE
47  MONTSERRAT
48  NEVIS
49  ST EUSTATIUS
50  ST KITTS
51  ST LUCIA
52  ST VINCENT

                                      SCHEDULE 3

                       LICENSEE'S CHARGES FOR DELIVERY SERVICE


     DESTINATION                                  CHARGE PER SHIPMENT

     Licensee's Territory